Exhibit 10.5

AMENDMENT NO 1
TO
AMENDED AND RESTATED NON-COMPETITION, NON-DISCLOSURE
AND NON-SOLICITATION AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED NON-COMPETITION, NON DISCLOSURE AND NON-SOLICITATION AGREEMENT (the “Agreement”) is entered into effective as of March 17, 2015 by and between:

(i)	Peter J. Prygelski, III (the “Employee”); and

(ii)	FEDERATED NATIONAL HOLDING COMPANY, a Florida corporation (the “Company”).

P R E L I M I N A R Y   S T A T E M E N T

WHEREAS, the Company and the Employee are parties to that certain Amended and Restated Non-Competition, Non-Disclosure and Non-Solicitation Agreement dated as of August 5, 2013 (the “Restrictive Covenant Agreement”);

WHEREAS, the Company is undertaking a joint venture in which it will become a member of Monarch Delaware Holdings LLC, a Delaware limited liability company (“Monarch Delaware”), which will engage, through its direct subsidiary Monarch National Holding Company, a Florida corporation (“Monarch National Holding”), and its indirect subsidiary Monarch National Insurance Company, a Florida corporation (“Monarch Insurance,” and together with Monarch National Holding, the “Monarch Subsidiaries,” and together with Monarch Delaware, the “Monarch Entities”), in the property and casualty insurance business;

WHEREAS, the Company desires that the Employee serve as a member of the Board of Managers and Chief Financial Officer and Treasurer of Monarch Delaware and Chief Financial Officer and Treasurer of the Monarch Subsidiaries for so long as the Employee remains employed by the Company (the “Permitted Monarch Positions”); and

WHEREAS, the Company and the Employee desire to amend Restrictive Covenant Agreement to permit the Employee to serve in the Permitted Monarch Positions, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Permitted Activities During Term of Employment.  The Company hereby consents and agrees that, for so long as the Employee is employed by the Company (whether pursuant to that certain Second Amended and Restated Employment Agreement dated as of January 18, 2013, as may be hereafter amended, or otherwise), the Employee shall be permitted to serve in the Permitted Monarch Positions; provided, however, that the foregoing consent and agreement shall terminate upon the termination of the Employee’s employment with the Company for any reason.

2.             Effect of Amendment.  Except as expressly set forth in this Amendment, the provisions of the Restrictive Covenant Agreement shall be unmodified and remain in full force and effect.

3.             Third-Party Beneficiary.  The parties agree that the Monarch Entities shall be third-party beneficiaries of the provisions of this Amendment.

4.             Injunction.  It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of the covenants set forth in this Amendment will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain.  As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of the covenants contained in this Amendment by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

5.             Entire Agreement; Conflict with Restrictive Covenant Agreement.  This Amendment and the Restrictive Covenant Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, letters and understandings relating to the subject matter hereof.  If any provision of this Amendment and the Restrictive Covenant Agreement shall conflict, the terms of this Amendment shall control.

6.             Amendment.  This Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

7.             Choice of Law.  This Amendment will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.

8.             Effect of Waiver.  The failure of any party at any time or times to require performance of any provision of this Amendment will in no manner affect the right to enforce the same.  The waiver by any party of any breach of any provision of this Amendment will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

9.             Severability.  The invalidity, illegality or unenforceability of any provision of this Amendment will not affect any other provision of this Amendment, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Amendment affect the balance of such provision.  In the event that any provision of this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, the parties agree that this Amendment shall be modified, reformed, construed and enforced so that such invalid, illegal or unenforceable provision is enforceable and comes closest to expressing the intention of the unenforceable provision.

10.           Enforcement.  Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Amendment, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs.  Any suit, action or proceeding with respect to this Amendment shall be brought in the courts of Broward County in the State of Florida or in the U.S. District Court for the Southern District of Florida.  Each party hereto consents to service of process by any means authorized by the applicable law of such forum and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Venue for any such action, in addition to any other venue permitted by statute, will be Broward County, Florida.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

11.           Assignment; Binding Effect.  This Amendment may not be assigned by Employee.  This Amendment may be assigned by the Company, in whole or in part, without the consent of Employee.  This Amendment shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and permitted assigns.

12.          Counterparts.  This Amendment may be executed in one or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.           Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the Employee at 11857 NW 12 Drive, Coral Springs, FL 33071 and to the Company at 14050 N.W. 14th Street, Suite 180, Sunrise, FL  33323, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

14.           Voluntary Execution.  Employee acknowledges that he has read and understands this Amendment, has had an opportunity to consult with an attorney, and signs this Amendment voluntarily, without coercion, based upon his own judgment and not in reliance upon any representations or promises other than those set forth herein.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been duly signed by the parties hereto effective as of the day and year first above written.

FEDERATED NATIONAL HOLDING COMPANY

By:	/s/ Michael H. Braun
Name:	Michael H. Braun
Title:	Chief Executive Officer and President

EMPLOYEE

/s/ Peter J. Prygelski, III
Peter J. Prygelski, III